UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report: April 22, 2004

Date of earliest event reported: April 22, 2004

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2195389
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Item 7.	Financial Statement and Exhibits

Exhibit

99.1	Annual Meeting Presentation Slides

99.2	Annual Meeting Script re: Presentation Slides

Item 9.	Regulation FD Disclosure

Pursuant to Regulation FD, information is being attached to this Current Report regarding a presentation made by Rufus A. Fulton, Jr., President and Chief Executive Officer of Fulton Financial Corporation (“Fulton”) and R. Scott Smith, Jr., President and Chief Operating Officer of Fulton, at Fulton’s Annual Meeting of Shareholders, held April 22, 2004, providing an overview of Fulton’s strategy and performance. That presentation is attached hereto as Exhibit 99.1. The text of the script for this presentation is attached hereto as Exhibit 99.2.

The presentation may contain forward-looking statements about Fulton’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, Fulton’s success in merger and acquisition integration, and customer acceptance of Fulton’s products and services. Fulton undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fulton Financial Corporation has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

FULTON FINANCIAL CORPORATION

By:	/s/ Charles J. Nugent

Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

Date: April 22, 2004